Exhibit 5.1


                                         Conyers Dill & Pearman
                                         --------------------------------------
                                         BERMUDA BARRISTERS & ATTORNEYS

                                         3408 Two Exchange Square.
                                         8 Connaught Place. Central. Hong Kong
                                         Telephone: (853) 2534 7106
                                         Facsimile: (852) 2845 0268
                                         E-mail: Info@cdp.bm


                                                                  10 July, 1998


Radica Games Limited
Suite R, 6th Floor
Valiant Industrial Centre
2-12 Au Pui Wan Street
Fo Tan
Shatin
Hong Kong


Dear Sirs,

                      Radica Games Limited (the "Company")

         We have acted as special Bermuda legal counsel to the Company in connection with the registration of 800,000 ordinary shares of the Company, par value US$0.01 per share (the "Shares") under the United States Securities Act of 1933 (the "Securities Act"), as described in the registration statement on Form S-8 (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "Securities and Exchange Commission") on or about the date hereof.

         For the purposes of giving this opinion, we have examined the following documents:

         (1) a facsimile copy of the final form of the Registration Statement as provided to us by the Company on 10 June, 1998;

         (2) a copy of the Company's Amended and Restated 1994 Stock Option Plan including the 1997 and 1998 amendments to such plan effective as of 9 April, 1997 and 6 April, 1998 (the "Plan"); and

         (3) a copy of minutes of the annual shareholders meeting of the Company held on 6 April, 1998 and facsimile copies of resolutions in writing passed by the directors of the Company effective as of 6 April, 1998 approving, inter alia, such amendments to the Plan and authorising the directors of the Company to issue Shares under and in accordance with the Plan.

         We have also reviewed the memorandum of association and bye-laws of the Company, minutes of meetings of and resolutions in writing passed by the members and directors of the Company and such other


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Radica Games Limited
10 July, 1998
Page 2


documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

         We have assumed that (i) the minutes of meetings and resolutions in writing referred to herein are full and accurate records of resolutions passed, inter alia, in meetings duly convened and held in accordance with the bye-laws of the Company and that such resolutions have not been amended or rescinded and are in full force and effect, (ii) there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinion expressed herein, (iii) all options granted pursuant to the Plan will be exercisable at a price at least equal to the par value of the Shares,
(iv) the Shares fall within the existing authorised share capital of the Company and (v) no resolution has been passed by the members of the Company to limit or otherwise fetter the powers granted to the directors of the Company by the bye-laws of the Company to issue any unissued shares of the Company on such terms and conditions as they may determine.

         We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. Subject as mentioned below, this opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

         On the basis of and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Shares).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

         Yours faithfully,


         /s/ Conyers Dill & Pearman
         --------------------------
         Conyers Dill & Pearman